Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 19, 2021, with respect to the consolidated financial statements of Weyerhaeuser Company and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus. The audit report covering the December 31, 2020 consolidated financial statements contains an explanatory paragraph that refers to changes in the method of accounting for leases.

/s/ KPMG LLP

Seattle, Washington

June 10, 2021